Exhibit 31.4

CHIEF FINANCIAL OFFICER CERTIFICATION

I, David G. Maffucci, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Xerium Technologies, Inc. (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2010

/s/ David G. Maffucci
David G. Maffucci Executive Vice President and Chief Financial Officer (Principal Financial Officer)